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                                                                   EXHIBIT 23.0

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

  We hereby consent to the incorporation by reference in each of the twelve Registration Statements on Form S-8 (No. 33-14717, No. 33-51454, No. 33-34920, No. 33-57082, No. 33-62185, No. 333-01061, No. 333-03385, No. 333-47459, No.
333-47461, No. 333-67493, No. 333-75145 and No. 333-79099), in the Prospectuses
constituting part of the Registration Statements on Form S-3 (No. 333-68017 and No. 333-73177), and in the Prospectus constituting part of the Registration Statement on Form S-4 (No. 333-71587) of Mattel, Inc. and its subsidiaries of our report dated February 1, 1999, except as to Note 8 for which the date is May 28, 1999, which appears in the Annual Report to Stockholders which is incorporated by reference in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
June 8, 1999